Exhibit 99.1

RockTenn Reports Record Earnings for the Second Quarter of Fiscal 2009 of $0.97 Per Share and Record Adjusted Earnings Per Share of $1.02, up 55% over Prior Year Quarter

NORCROSS, Ga.--(BUSINESS WIRE)--April 27, 2009--RockTenn (NYSE:RKT) today reported earnings for the quarter ended March 31, 2009 of $0.97 per diluted share. The Company’s adjusted earnings were $1.02 per diluted share, excluding specific items related to the March 2008 Southern Container acquisition and other restructuring charges. Adjusted earnings per diluted share increased 55% over the prior year quarter adjusted earnings of $0.66 per diluted share.

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Six Months Ended March 31, 2009	Six Months Ended March 31, 2008

Earnings per diluted share	$0.97	$0.45	$1.76	$0.91

Restructuring and other costs, net	0.05	0.01	0.15	0.06
Operating losses of previously closed facilities	—	—	0.03	—
Debt extinguishment costs	—	0.03	0.04	0.03
Acquisition inventory step-up	—	0.12	—	0.12
Acquisition bridge financing fee	—	0.05	—	0.05

Adjusted earnings per diluted share	$1.02	$0.66	$1.98	$1.17

Second Quarter Results

  Net sales of $676.3 million for the second quarter of fiscal 2009 decreased $9.6 million over the second quarter of fiscal 2008 primarily due to reduced volumes and decreased recycled fiber pricing, which more than offset increased net sales in our Corrugated Packaging segment resulting from the Southern Container acquisition.
  Segment income increased to $96.7 million compared to $57.3 million in the prior year quarter, a 69% increase over the prior year quarter.
  RockTenn’s pre-tax restructuring and other costs, net of related minority interest, were $2.9 million, or $0.05 per diluted share after-tax, for the second quarter of fiscal 2009 primarily related to Southern Container acquisition related deferred compensation expense (“ESU Expense”) of $1.4 million, acquisition related integration expenses of $0.8 million, and $0.7 million related to plant closures, net of minority interest.
  RockTenn incurred pre-tax operating losses at previously closed facilities of $0.3 million, primarily at the Company’s Baltimore, Maryland folding carton facility.

Chairman and Chief Executive Officer’s Statement

RockTenn Chairman and Chief Executive Officer James A. Rubright stated, “Our record adjusted earnings for the first six months of fiscal 2009 of $1.98 per share bear out the defensive character of our businesses, and the benefits of being a very low cost provider to food and consumer products companies.”

“Much lower costs for recycled fiber and energy, and much better than forecast performance by our acquired Southern Container corrugated operations, drove our ability to reduce debt by $276 million in the first 12 full months following the acquisition, well ahead of the commitment we made at the time of the acquisition to achieve $200 million in annual debt reduction.”

“While we expect difficult market conditions to continue over the balance of the fiscal year, we also expect recycled fiber and energy costs to remain low, which would enable us to continue to generate strong cash flows ahead of our acquisition related commitments.”

Segment Results

Paperboard and Containerboard Tons Shipped and Average Price

Total tons shipped in the second quarter of fiscal 2009, which includes 142,363 tons shipped by the Solvay containerboard mill acquired in March 2008, increased by 54,377 tons over the prior year quarter. The average selling price for all paperboard and containerboard grades decreased $10 per ton on a sequential quarter basis.

Consumer Packaging Segment

Consumer Packaging segment net sales were $362.9 million in the second quarter of fiscal 2009 compared to $394.8 million in the prior year quarter, due to lower volumes partially offset by higher unit pricing. Segment income increased $6.7 million over the prior year quarter to $39.2 million due primarily to lower recycled fiber and energy costs in our mills, which were partially offset by higher virgin fiber and chemical costs. Segment return on sales was 10.8% compared to 8.2% in the prior year quarter.

Corrugated Packaging Segment

Corrugated Packaging segment net sales increased due to the Southern Container acquisition. Segment income was $41.6 million in the second quarter of fiscal 2009 and segment return on sales was 23.6%.

Merchandising Displays Segment

Merchandising Displays segment net sales decreased $11.4 million over the prior year second quarter due to decreased demand for promotional displays. Segment income was $9.7 million in the second quarter of fiscal 2009 and $13.8 million in the prior year quarter.

Specialty Paperboard Products Segment

Specialty Paperboard Products segment net sales decreased $29.6 million in the second quarter of fiscal 2009 primarily due to decreased volumes and lower recycled fiber prices. Segment income was $6.2 million, and $6.6 million in the prior year quarter.

Cash Provided By Operating Activities

Net cash provided by operating activities in the second quarter of fiscal 2009 was $105.9 million.

Financing and Investing Activities

We reduced net debt by $92.6 million in the quarter and $276.3 million in the twelve months since March 31, 2008, following our acquisition of Southern Container. Our Credit Agreement Debt/EBITDA ratio was 3.25 times at March 31, 2009. We estimate that adjusted earnings per diluted share accretion from the acquisition were $0.29 in the quarter and $1.23 for the thirteen months following the March 2008 acquisition.

Conference Call

We will host a conference call to discuss our results of operations for the second quarter of fiscal 2009 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on April 28, 2009. The conference call will be webcast and can be accessed, along with a copy of this press release, at www.rocktenn.com.

About RockTenn

RockTenn (NYSE:RKT) is one of North America’s leading manufacturers of paperboard, containerboard, consumer and corrugated packaging and merchandising displays, with annual net sales of approximately $3 billion. We operate locations in the United States, Canada, Mexico, Chile and Argentina.

Cautionary Statements

Statements herein regarding, among others, expected difficult market conditions and continued low recycled fiber and energy costs and our ability to generate strong cash flows constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, we have made assumptions regarding, among other things, expected economic, competitive and market conditions generally; expected volumes and price levels of purchases by customers; recycled fiber and energy costs; costs associated with facility closures; competitive conditions in our businesses and possible adverse actions of our customers, our competitors and suppliers. Management believes its assumptions are reasonable; however, undue reliance should not be placed on these estimates, which are based on current expectations. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for our products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain key customers; and adverse changes in general market and industry conditions. These risks are more particularly described in our filings with the Securities and Exchange Commission, including under the caption “Business―Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008. The information contained in this release speaks as of the date hereof and we do not undertake any obligation to update this information as future events unfold.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008

NET SALES	$676.3	$685.9	$1,379.4	$1,282.2

Cost of Goods Sold	504.8	560.0	1,043.1	1,049.3

Gross Profit	171.5	125.9	336.3	232.9
Selling, General and Administrative Expenses	83.5	75.3	165.0	140.5
Restructuring and Other Costs, net	3.2	0.8	9.7	3.8

Operating Profit	84.8	49.8	161.6	88.6
Interest Expense	(24.6)	(19.7)	(51.0)	(31.5)
Loss on Extinguishment of Debt	-	(1.9)	(2.4)	(1.9)
Interest Income and Other Income (Expense), net	(0.5)	0.1	(0.1)	-
Equity in (Loss) Earnings of Unconsolidated Entities	(0.2)	0.2	(0.6)	(0.1)
Minority Interest in Income of
Consolidated Subsidiaries	(0.2)	(1.2)	(0.9)	(2.1)

INCOME BEFORE INCOME TAXES	59.3	27.3	106.6	53.0

Income Tax Expense	(21.9)	(10.2)	(38.6)	(18.4)

NET INCOME	$37.4	$17.1	$68.0	$34.6

Weighted Average Common Shares
Outstanding-Diluted	38.6	38.2	38.6	38.1

Diluted Earnings Per Share	$0.97	$0.45	$1.76	$0.91

ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS, EXCEPT TONNAGE DATA)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008

NET SALES:

Consumer Packaging Segment	$362.9	$394.8	$731.7	$769.5
Corrugated Packaging Segment	176.5	112.0	379.7	173.4
Merchandising Displays Segment	82.9	94.3	157.7	176.3
Specialty Paperboard Products Segment	70.2	99.8	145.5	191.6
Intersegment Eliminations	(16.2)	(15.0)	(35.2)	(28.6)

TOTAL NET SALES	$676.3	$685.9	$1,379.4	$1,282.2

SEGMENT INCOME:

Consumer Packaging Segment	$39.2	$32.5	$70.7	$61.2
Corrugated Packaging Segment	41.6	4.4	92.2	8.7
Merchandising Displays Segment	9.7	13.8	14.8	21.8
Specialty Paperboard Products Segment	6.2	6.6	9.0	14.0

TOTAL SEGMENT INCOME	$96.7	$57.3	$186.7	$105.7

Restructuring and Other Costs, net	(3.2)	(0.8)	(9.7)	(3.8)
Non-Allocated Expense	(8.9)	(6.5)	(16.0)	(13.4)
Interest Expense	(24.6)	(19.7)	(51.0)	(31.5)
Loss on Extinguishment of Debt	-	(1.9)	(2.4)	(1.9)
Interest Income and Other Income (Expense), net	(0.5)	0.1	(0.1)	-
Minority Interest in Income of
Consolidated Subsidiaries	(0.2)	(1.2)	(0.9)	(2.1)

INCOME BEFORE INCOME TAXES	$59.3	$27.3	$106.6	$53.0

Recycled Paperboard Shipped (in tons)	211,941	229,003	416,868	446,084
Containerboard Shipped (in tons)	188,568	102,092	410,475	146,791
Bleached Paperboard Shipped (in tons)	78,223	84,916	164,561	164,539
Pulp Shipped (in tons)	19,493	27,837	40,198	49,030

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37.4	$17.1	$68.0	$34.6

Items in income not affecting cash:
Depreciation and amortization	37.3	31.6	75.2	57.4
Deferred income tax expense (benefit)	11.8	(2.0)	19.5	(4.7)
Share-based compensation expense	2.8	2.1	4.9	4.1
(Gain) loss on disposal of plant and equipment and other, net	-	0.1	(0.4)	(0.1)
Minority interest in income of consolidated subsidiaries	0.2	1.2	0.9	2.1
Equity in (earnings) loss of unconsolidated entities	0.2	(0.2)	0.6	0.1
Payment on termination of cash flow interest
rate hedges	-	-	-	(3.5)
Pension funding (more) less than expense	0.9	(6.9)	3.2	(7.8)
Impairment adjustments and other non-cash items	(0.1)	(1.4)	(0.8)	0.3
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	5.1	(29.2)	34.5	(11.1)
Inventories	7.6	11.0	(6.2)	9.0
Other assets	(6.0)	(2.0)	(6.4)	(12.7)
Accounts payable	8.0	0.9	(25.7)	(13.5)
Income taxes payable	7.7	(6.0)	13.5	3.2
Accrued liabilities and other	(7.0)	(3.6)	(25.3)	(22.4)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$105.9	$12.7	$155.5	$35.0

INVESTING ACTIVITIES:

Capital expenditures	(17.0)	(19.3)	(31.2)	(37.2)
Cash paid for purchase of business, including amounts received from
(paid into) escrow, net of cash received	8.5	(808.4)	8.5	(809.2)
Investment in unconsolidated entities	-	(0.2)	(0.5)	(0.2)
Return of capital from unconsolidated entities	0.2	0.2	3.7	0.4
Proceeds from sale of property, plant and equipment	0.2	-	0.7	2.2

NET CASH USED FOR INVESTING ACTIVITIES	$(8.1)	$(827.7)	$(18.8)	$(844.0)

FINANCING ACTIVITIES:

Proceeds from issuance of notes	-	198.6	-	198.6
Additions to revolving credit facilities	41.3	162.8	185.0	202.3
Repayments of revolving credit facilities	(116.5)	(91.4)	(158.3)	(109.1)
Additions to debt	11.0	756.0	85.0	766.0
Repayments of debt	(30.2)	(162.1)	(296.0)	(169.3)
Debt issuance costs	(0.5)	(27.3)	(0.9)	(27.3)
Restricted cash and investments	-	(0.7)	19.2	(0.7)
Issuances of common stock, net of related minimum tax withholdings	(0.4)	0.8	0.3	1.4
Excess tax benefits from share-based compensation	1.7	0.5	1.7	0.5
Advances from (repayments to) unconsolidated entity	-	3.0	(5.3)	1.0
Cash dividends paid to shareholders	(3.9)	(3.8)	(7.7)	(7.6)
Cash distributions to minority interest	(2.7)	(0.7)	(2.7)	(1.4)

NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	$(100.2)	$835.7	$(179.7)	$854.4

Effect of exchange rate changes on cash and cash equivalents	-	0.3	0.5	0.3

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(2.4)	$21.0	$(42.5)	$45.7

Cash and cash equivalents at beginning of period	12.7	35.6	52.8	10.9

Cash and cash equivalents at end of period	$10.3	$56.6	$10.3	$56.6

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes, net of refunds	$1.0	$16.7	$3.3	$18.2
Interest, net of amounts capitalized	36.1	21.1	55.3	27.0

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	March 31, 2009	September 30, 2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10.3	$52.8
Restricted cash and marketable debt securities	-	19.2
Accounts receivable (net of allowances of $12.0 and $9.0)	264.0	304.3
Inventories	283.5	283.0
Other current assets	51.2	49.2
Assets held for sale	0.9	0.7

TOTAL CURRENT ASSETS	609.9	709.2

Property, plant and equipment at cost:
Land and buildings	394.7	398.3
Machinery and equipment	1,808.1	1,826.2
Transportation equipment	15.1	15.2
Leasehold improvements	5.5	7.6
	2,223.4	2,247.3
Less accumulated depreciation and amortization	(943.8)	(914.2)
Net property, plant and equipment	1,279.6	1,333.1
Goodwill	725.2	727.0
Intangibles, net	157.9	176.9
Investment in unconsolidated entities	25.3	29.4
Other assets	35.6	37.5

TOTAL ASSETS	$2,833.5	$3,013.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITES:
Current portion of debt	$182.6	$245.1
Accounts payable	211.6	241.5
Accrued compensation and benefits	68.5	95.2
Other current liabilities	83.8	65.9

TOTAL CURRENT LIABILITIES	546.5	647.7

Long-term debt due after one year	1,322.2	1,447.2
Hedge adjustments resulting from terminated fair value
interest rate derivatives or swaps	5.6	6.6

TOTAL LONG-TERM DEBT	1,327.8	1,453.8

Accrued pension and other long-term benefits	73.4	70.8
Deferred income taxes	162.9	153.3
Other long-term liabilities	38.6	29.4
Minority interest	14.7	17.6

Shareholders' equity	669.6	640.5

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,833.5	$3,013.1

Rock-Tenn Company Quarterly Statistics

Paperboard and Containerboard Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Average Price Per Ton (a) (b)

All Tons
2007	$558	$571	$588	$596	$578
2008	599	587	566	585	583
2009	596	586

Tons Shipped
Recycled Paperboard (a) (c)
2007	221,506	222,970	225,135	223,527	893,138
2008	217,081	229,003	235,871	234,209	916,164
2009	204,927	211,941

Containerboard (d)
2007	44,615	46,219	45,304	46,793	182,931
2008	44,699	102,092	218,532	244,073	609,396
2009	221,907	188,568

Bleached Paperboard
2007	73,968	82,205	90,102	88,730	335,005
2008	79,623	84,916	86,268	90,724	341,531
2009	86,338	78,223

Market Pulp
2007	20,883	24,661	25,551	24,787	95,882
2008	21,193	27,837	24,469	21,537	95,036
2009	20,705	19,493

Total (a) (d)
2007	360,972	376,055	386,092	383,837	1,506,956
2008	362,596	443,848	565,140	590,543	1,962,127
2009	533,877	498,225

(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with Lafarge North America, Inc.

(b) Beginning in the second quarter of fiscal 2008, Average Price Per Ton includes coated and specialty recycled paperboard, containerboard, bleached paperboard and market pulp.

(c) Recycled paperboard tons shipped include coated and specialty paperboard.

(d) Containerboard tons shipped include corrugated medium and linerboard, which include the Solvay Mill tons beginning in March 2008.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income
(In Millions)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Consumer Packaging Segment Sales
2007	$346.8	$363.7	$373.0	$376.1	$1,459.6
2008	374.7	394.8	388.9	393.0	1,551.4
2009	368.8	362.9
Consumer Packaging Intersegment Sales
2007	$2.8	$3.8	$3.9	$4.5	$15.0
2008	4.2	4.3	3.9	5.7	18.1
2009	6.6	4.7
Consumer Packaging Segment Income
2007	$24.3	$29.7	$36.9	$34.3	$125.2
2008	28.7	32.5	27.9	30.7	119.8
2009	31.5	39.2
Return On Sales
2007	7.0%	8.2%	9.9%	9.1%	8.6%
2008	7.7%	8.2%	7.2%	7.8%	7.7%
2009	8.5%	10.8%

Corrugated Packaging Segment Sales
2007	$56.2	$59.3	$60.2	$61.0	$236.7
2008	61.4	112.0	208.9	225.2	607.5
2009	203.2	176.5
Corrugated Packaging Intersegment Sales
2007	$4.5	$5.7	$5.8	$6.7	$22.7
2008	6.3	7.2	7.6	10.0	31.1
2009	10.1	9.7
Corrugated Packaging Segment Income
2007	$6.0	$5.8	$4.0	$3.1	$18.9
2008	4.3	4.4	23.2	39.4	71.3
2009	50.6	41.6
Return on Sales
2007	10.7%	9.8%	6.6%	5.1%	8.0%
2008	7.0%	3.9%	11.1%	17.5%	11.7%
2009	24.9%	23.6%

Merchandising Displays Segment Sales
2007	$60.9	$82.6	$76.8	$85.5	$305.8
2008	82.0	94.3	86.1	88.4	350.8
2009	74.8	82.9
Merchandising Displays Intersegment Sales
2007	$-	$-	$-	$-	$-
2008	-	0.2	0.1	0.1	0.4
2009	-	0.2
Merchandising Displays Segment Income
2007	$5.2	$12.1	$10.9	$10.6	$38.8
2008	8.0	13.8	8.4	11.7	41.9
2009	5.1	9.7
Return on Sales
2007	8.5%	14.6%	14.2%	12.4%	12.7%
2008	9.8%	14.6%	9.8%	13.2%	11.9%
2009	6.8%	11.7%

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income (Continued)
(In Millions)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Specialty Paperboard Products Segment Sales
2007	$79.5	$91.9	$94.0	$96.3	$361.7
2008	91.8	99.8	102.1	99.2	392.9
2009	75.3	70.2
Specialty Paperboard Products Intersegment Sales
2007	$2.2	$2.3	$2.9	$2.9	$10.3
2008	3.1	3.3	3.4	4.3	14.1
2009	2.3	1.6
Specialty Paperboard Products Segment Income
2007	$7.3	$7.2	$7.8	$6.5	$28.8
2008	7.4	6.6	7.8	8.5	30.3
2009	2.8	6.2
Return on Sales
2007	9.2%	7.8%	8.3%	6.7%	8.0%
2008	8.1%	6.6%	7.6%	8.6%	7.7%
2009	3.7%	8.8%

Key Financial Statistics
(In Millions, except EPS Data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income
2007	$15.1	$21.7	$25.2	$19.7	$81.7
2008	17.5	17.1	18.8	28.4	81.8
2009	30.6	37.4

Diluted EPS
2007	$0.39	$0.55	$0.63	$0.50	$2.07
2008	0.46	0.45	0.49	0.74	2.14
2009	0.79	0.97

Depreciation & Amortization
2007	$26.0	$25.5	$26.0	$26.2	$103.7
2008	25.8	31.6	39.2	38.7	135.3
2009	37.9	37.3

Capital Expenditures
2007	$17.3	$23.5	$17.9	$19.3	$78.0
2008	17.9	19.3	22.5	24.5	84.2
2009	14.2	17.0

Non-GAAP Measures and Reconciliations

We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry. The following non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Net Debt

We have defined the non-GAAP measure “net debt” to include the aggregate debt obligations reflected in our consolidated balance sheet, less the hedge adjustments resulting from terminated fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents, restricted cash (which includes restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy these debt obligations.

Our management uses net debt, along with other factors, including net debt reduction per share, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments and net debt reduction per share provides a measure to investors of how successful we are at achieving our debt reduction. Set forth below is a reconciliation of net debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt:

(In Millions, except per share data)	March 31, 2009	December 31, 2008	March 31, 2008

Current Portion of Debt	$182.6	$191.5	$247.7
Total Long-Term Debt	1,327.8	1,414.4	1,606.8
	1,510.4	1,605.9	1,854.5
Less: Hedge Adjustments Resulting From Terminated
Fair Value Interest Rate Derivatives or Swaps	(5.6)	(6.1)	(7.6)
	1,504.8	1,599.8	1,846.9
Less: Cash and Cash Equivalents	(10.3)	(12.7)	(56.6)
Less: Restricted Cash	—	—	(19.5)
Net Debt	$1,494.5	$1,587.1	$1,770.8

		Average Shares	Net Debt Reduction Per Share

Net Debt Reduction in Quarter	$92.6	38.6	$2.40
Net Debt Reduction since March 31, 2008	$276.3	38.5	$7.18

Credit Agreement EBITDA and Total Funded Debt

“Credit Agreement EBITDA” is calculated in accordance with the definition contained in our Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options.

“Total Funded Debt” is calculated in accordance with the definition contained in our Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, less certain deferred cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Senior Credit Facility. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the “Credit Agreement Debt/EBITDA ratio” or the “Leverage Ratio,” which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the March 31, 2009 calculation, our Leverage Ratio was 3.25 times, which compares to a maximum Leverage Ratio under the Senior Credit Facility of 4.75 times.

Set forth below is a reconciliation of Credit Agreement EBITDA for the three and twelve months ended March 31, 2009, to the most directly comparable GAAP measure, Net Income:

	Three Months	Twelve Months
	Ended	Ended
(In Millions)	March 31, 2009	March 31, 2009

Net Income	$37.4	$115.2
Interest Expense, net	22.7	97.9
Income Taxes	21.9	64.5
Depreciation and Amortization	37.3	153.1
Additional Permitted Charges	4.8	38.0
Credit Agreement EBITDA	$124.1	$468.7

Net Sales	$676.3	$2,936.1

Credit Agreement EBITDA Margin	18.3%	16.0%

Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt:

(In Millions)	March 31, 2009

Current Portion of Debt	$182.6
Total Long-Term Debt	1,327.8
Total Debt	1,510.4
Less: Hedge Adjustments Resulting From Terminated
Fair Value Interest Rate Derivatives or Swaps	(5.6)
Total Debt Less Hedge Adjustments	1,504.8
Plus: Letters of Credit and Guarantees	19.5
Total Funded Debt	$1,524.3

Southern Container Adjusted Net Income and Adjusted EPS Accretion

We also use the non-GAAP measure “Southern Container Adjusted Net Income” and “Adjusted EPS Accretion”. Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes specific items that management believes are not indicative of the ongoing operating results of the business in assessing the performance of the acquisition. The Company and the board of directors use this information to evaluate the impact of the Southern Container acquisition.

Set forth is a reconciliation of Southern Container Adjusted Net Income to the most directly comparable GAAP measure, Corrugated Segment Income:

(In Millions)	Three Months Ended March 31, 2009	Twelve Months Ended March 31, 2009	Thirteen Months Ended March 31, 2009

Corrugated Segment Income	$41.6	$154.8	$156.3
Less: Legacy Corrugated Segment Income (1)	(5.8)	(17.0)	(17.7)
Southern Container Segment Income	35.8	137.8	138.6
Plus: Acquisition Inventory step up	—	5.6	12.7
Plus: Solvay machine upgrade and expansion	—	3.8	3.8
Corporate expense and other items	(0.2)	(4.0)	(4.0)
Southern Container Adjusted Segment Income	$35.6	$143.2	$151.1
Allocated Interest expense, net	(17.6)	(71.0)	(76.3)
Allocated Tax expense	(6.6)	(26.5)	(27.5)
Southern Container Adjusted Net Income	$11.4	$45.7	$47.3

Adjusted EPS Accretion	$0.29	$1.18	$1.23

(1) Legacy Corrugated segment income includes corrugated facilities operated prior to the Southern Container acquisition.

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company’s performance relative to other periods.

Set forth below are reconciliations of adjusted net income and adjusted earnings per diluted share to the most directly comparable GAAP measures, Net Income and Earnings per Diluted Share, respectively:

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Six Months Ended March 31, 2009	Six Months Ended March 31, 2008

(In Millions)

Net income	$37.4	$17.1	$68.0	$34.6

Restructuring and other costs, net	1.8	0.5	5.9	2.4
Operating losses of previously closed facilities	0.2	—	1.0	—
Debt extinguishment costs	—	1.2	1.5	1.2
Acquisition inventory step-up	—	4.3	—	4.3
Acquisition bridge financing fee	—	1.9	—	1.9

Adjusted net income	$39.4	$25.0	$76.4	$44.4

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Six Months Ended March 31, 2009	Six Months Ended March 31, 2008

Earnings per diluted share	$0.97	$0.45	$1.76	$0.91

Restructuring and other costs, net	0.05	0.01	0.15	0.06
Operating losses of previously closed facilities	—	—	0.03	—
Debt extinguishment costs	—	0.03	0.04	0.03
Acquisition inventory step-up	—	0.12	—	0.12
Acquisition bridge financing fee	—	0.05	—	0.05

Adjusted earnings per diluted share	$1.02	$0.66	$1.98	$1.17

CONTACT:
RockTenn
John Stakel, VP-Treasurer
678-291-7900